Exhibit 10.7

AMENDMENT NO. 2, dated as of February 9, 2007 (this “Amendment”), to the Credit Agreement, dated as of June 7, 2006 and as amended through the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Dragon Merger Corporation (before the Merger, “Duratek”), Duratek, Inc. (after the Merger, “Duratek”), CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents and Lenders from time to time party thereto.

WHEREAS, on the date hereof, EnergySolutions, LLC (“EnergySolutions”), ENV Holdings and the agents and certain lenders party thereto will amend the EnergySolutions Credit Agreement (as defined in the Credit Agreement) to provide for an additional $75.0 million of synthetic deposits (such additional synthetic deposits the “Synthetic A Deposits”) to be made by certain lenders party the EnergySolutions Credit Agreement;

WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement on the terms and conditions set forth herein to permit the Synthetic A Deposits;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments.

(a) Section 7.1: Indebtedness of Holdco, EnergySolutions and Its Subsidiaries

Section 7.1(o) of the Credit Agreement here hereby amended by replacing such clause (o) in its entirety and replacing it with the following:

(o) Indebtedness of up to $705,000,000 aggregate principal amount outstanding under the EnergySolutions Credit Agreement and, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Permitted Refinancing Indebtedness in respect thereof;

(b) Section 11.5 Binding Effect and Assignment

Section 11.5(b) of the Credit Agreement is hereby amended by adding the following parenthetical after each instance of the term “Synthetic Deposits” in the last two sentences of such section: (other than Synthetic A Deposits (as defined in this Amendment No. 2)).

(c) Exhibit P — Form of Assignment and Acceptance

Exhibit P shall be amended to give effect to the change set forth in Section 1(b) of this Amendment and shall be in the form attached as Annex 1 hereto.

Section 2. Representations and Warranties.

Duratek represents and warrants to the Lenders as of the date hereof that:

(a) The execution and delivery of this Amendment by Duratek has been duly authorized.

(b) Neither the execution or delivery by Duratek of this Amendment, nor compliance by it with the terms and provisions hereof will, (i) violate any Applicable Law respecting Holdco, EnergySolutions, Parent or their Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation or by-laws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of Holdco, of EnergySolutions, of Parent or of any of their Subsidiaries, or under any material indenture, agreement, or other instrument, to which Holdco, EnergySolutions, Parent or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound.

(c) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (except with respect to representations and warranties qualified by materiality, which are true and correct in all respects) with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects (except with respect to representations and warranties qualified by materiality, which are true and correct in all respects) as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from Lenders constituting the Majority Lenders and each of the other parties hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

(b) All corporate and other proceedings, if any, taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

(c) The Administrative Agent and the Lead Arranger shall have received all reasonable costs, fees, expenses and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Cahill

Duratek Amendment

Gordon & Reindel LLP, counsel for the Lead Arranger) required to be reimbursed or paid by EnergySolutions, and for which invoices have been presented to EnergySolutions on or prior to the business day prior to the Amendment Effective Date.

Section 4. Reference to the Effect on the Loan Documents.

(a) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

Section 5. Roles. Citigroup Global Markets Inc. shall act in the capacities as Lead Arranger (the “Lead Arranger”) and Syndication Agent with respect to this Amendment, but in such capacities shall not have any obligations, duties or responsibilities, nor shall incur any liabilities, under this Amendment or any other Loan Document.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Severability.

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Duratek Amendment

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Affirmations,

(a) Duratek (i) expressly acknowledges the terms of the Credit Agreement, as amended by this Amendment No. 2, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by it and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

(b) Duratek hereby reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its guarantee of payment of the Obligations (including, without limitation, relating to the Synthetic A Deposits) pursuant to the Guarantees and the Lien on the Collateral securing payment of the Obligations (including, without limitation, the Synthetic A Deposits) pursuant to the Security Documents.

(c) Duratek represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment, is enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

[SIGNATURE PAGES FOLLOW]

Duratek Amendment

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DURATEK, INC.

By:	/S/ JEAN I. EVEREST II
Name: Jean I. Everest II
Title: Senior Vice President

Duratek Amendment

CITICORP NORTH AMERICA, INC., as Administrative Agent, Collateral Agent and a Lender

By:	/S/ BLAKE GRONICH
Name: Blake Gronich
Title: Vice President

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger

By:	/S/ JULIE PERSILY
Name: Julie Persily
Title: Managing Director

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_______________________________, as a Lender

By:
Name:
Title:
[The Amendment was executed by authorized signatories of 267 Lender Institutions:]

Duratek Amendment